EXHIBIT 10.3

AMENDED AND RESTATED LINE OF CREDIT GRID PROMISSORY NOTE

New York, New York

As of March 11, 2013
$25,000,000.00

1) FOR VALUE RECEIVED, on the Maturity Date, Viggle Inc., a Delaware corporation (“Viggle” or the “Borrower”), at its offices at 902 Broadway, 11th Floor, New York, New York 10010, promises to pay to the order of Sillerman Investment Company II LLC (“SIC II” or the “Lender”) at its offices, or at such other place as the Lender may designate in writing, the aggregate principal sum of Twenty Five Million Dollars ($25,000,000) or, if less, the unpaid amount of all draws, plus accrued and unpaid interest due with respect to all outstanding draws, made by the Lender hereunder. This Amended and Restated Line of Credit Grid Promissory Note (this “Grid Note” or this “Note”) amends and restates in its entirety that certain Line of Credit Grid Promissory Note by and between the Borrower and Lender dated as of February 11, 2013 in the original principal amount of $25,000,000 (the “Original Note”).This Note and the rights and obligations evidenced hereby and any security interests or other liens securing such obligations are subordinate in the manner and to the extent set forth in that certain Subordination Agreement, dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Subordination Agreement”), by and among the Borrower, Deutsche Bank Trust Company Americas (“Bank”), Sillerman Investment Company LLC, SIC II and Robert F.X. Sillerman, in his individual capacity and as collateral agent for the holders of notes described therein (the “Collateral Agent”), to the indebtedness (including interest) owed by the Borrower to Bankunder that certain Term Loan Agreement, dated as of the date hereof, by and between the Borrower and Bank (as amended, restated, modified and/or supplemented from time to time, the “Deutsche Loan Agreement”), and each party hereto irrevocably agrees to be bound by the provisions of the Subordination Agreement.

2) Maturity Date.  The “Maturity Date” shall be the earlier to occur of (i) February 11, 2015 or (ii) upon a Change of Control Transaction, whichever comes first.

3) Interest. (a) Borrower will pay interest on the unpaid principal amount of all draws from time to time outstanding from the date of each draw until each such draw has been paid in full. Interest shall accrue at the simple interest rate equal to nine percent (9%) per annum, simple, with respect to each draw. Interest shall be compounded semi-annually.

(b) Borrower will pay interest, calculated at the rate set forth above, upon the Maturity Date or such earlier date upon which any draw is repaid. In addition, Borrower will pay a default rate equal to two percent (2%) per annum in excess of the rate set forth herein if an Event of Default has occurred and is continuing. Notwithstanding the foregoing however, in no event shall interest exceed the maximum legal rate permitted by law. All payments, including insufficient payments, shall be credited, regardless of their designation by Borrower, first to outstanding late charges, then to interest and the remainder, if any, to principal.

4) Requests for Loans; Disbursement of Proceeds.

(a) Borrower may borrow, and Lender agrees to fund draws hereunder in amounts of no less than One Million Dollars ($1,000,000), upon notice of a proposed borrowing, and the requested amount thereof, to the Lender not later than 12:00 Noon (New York time) five (5) days prior to the date on which the proposed borrowing is requested to be made, subject to the satisfaction of all conditions precedent to such draw, including the delivery to the Lender of a funding memorandum substantially in the form attached hereto as Exhibit A; provided, that, the aggregate principal amount of all draws outstanding at any one time shall not exceed $25,000,000; provided, further, that Borrower may not request any draws hereunder unless and until all amounts available for borrowing under the Deutsche Loan Agreement have been fully drawn by the Borrower or the Deutsche Loan Agreement has been terminated; provided, further, that the Borrower may not request any draws hereunder to the extent that any such draw would result in the aggregate principal amount outstanding under the Deutsche Loan Agreement, when added to the principal amount outstanding under this Grid Note, to exceed $25,000,000.00 in the aggregate; and provided, further, that Borrower agrees that it shall draw first under the Deutsche Loan Agreement to the full extent of amounts available thereunder before it draws under this Note or any other credit facility.  Lender shall not be obligated to fund draws more than once per month. Each notice of borrowing shall be delivered by hand or facsimile transmission. Each such notice shall be irrevocable by and binding on Borrower. Unless otherwise directed in writing by Borrower, the Lender shall promptly disburse the proceeds of such draw made hereunder by crediting the amount thereof as instructed in the applicable Disbursement Request.

(b) Prior to any draw to be made hereunder, the Board of Directors of the Borrower shall have adopted a resolution exempting Lender from the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, provided by Rule 16b-3 promulgated thereunder relating to the issuance of warrants in accordance with the provisions of Section 4(c) hereunder substantially in the form attached as Exhibit B.

(c) Simultaneously with any draw made hereunder in excess of $10,000,000.00 permitted to be drawn pursuant to the Deutsche Loan Agreement, there shall be issued to the Lender (or the Lender’s designee) one warrant for each dollar drawn.  Each such warrant shall be for one share of the Borrower’s common stock and shall be exercisable for $1.00, within 60 months from the date of the draw.  Such warrant shall be in the form attached as Exhibit C hereto.

5) Payments and Prepayments; Use of Grid.

(a) The Lender is hereby authorized by Borrower to enter and record on the schedule attached hereto (i) the loan number, (ii) the date of each draw made under this Grid Note, (iii) the dollar amount of the draw, (iv) the applicable interest rate, (v) interest due on Maturity Date, (vi) each payment and prepayment of any draw thereon, and (vii) date of payment, without any further authorization on the part of Borrower or any endorser or guarantor of this Grid Note; provided, however, that the Lender shall promptly deliver to the Borrower a copy of this Grid Note following the entry of each draw hereunder. The entry of a draw on said schedule shall be prima facie and presumptive evidence of the entered draw and its conditions, absent manifest error. The Lender’s failure to make an entry, however, shall not limit or otherwise affect the obligations of Borrower or any endorser or guarantor of this Grid Note.

(b) Borrower may make prepayments in whole or in part hereunder at any time, provided accrued, but unpaid interest, is paid through the prepayment date.

(c) If any payment of principal or interest becomes due on a day on which the Lender is closed, such payment shall be made not later than the next succeeding Business Day (a “Business Day” shall be considered to be Monday through Friday from 9am to 5pm local time, excluding weekends and public holidays) and such extension shall be included in computing interest in connection with such payment, provided, however, that if the payment of any sum due hereunder is not permitted to be paid pursuant to the restrictions contained in the Deutsche Loan Agreement or the Subordination Agreement, then Lender shall have the right to receive payment in shares of the Company’s common stock (“Common Stock”) or any combination of cash or shares of Common Stock as elected by the Company in its sole discretion, so long as permitted thereunder. If the Company elects to pay all or any portion of such payment in shares of Common Stock, the Company shall deliver to the Lender on the applicable due date a number of shares of Common Stock equal to the quotient of (i) the applicable amount due which has been elected to be paid by the Company on such date in shares of Common Stock divided by (ii) the average of the closing sale prices of the Common Stock for the fifteen (15) trading days immediately preceding such date. Alternatively, if not permitted, such payment may be deferred by Company until all obligations and liabilities under the Deutsche Loan Agreement shall have been satisfied or payment is permitted under the Deutsche Loan Agreement and the Subordination Agreement.  All cash payments by Borrower on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds.  All net proceeds received by the Company or any of its wholly owned subsidiaries from any debt or equity offering by the Company or any of its wholly-owned subsidiaries shall first be applied toward the payment in full of all outstanding principal and accrued but unpaid interest outstanding under this Grid Note.

6) Use of Proceeds. The proceeds of each draw hereunder shall be used for general corporate and working capital purposes of Borrower. Borrower will not, directly or indirectly, use any proceeds of draws hereunder for the purpose of purchasing or carrying any margin stock within the meaning of Regulation X of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

7) Event of Default.

(a) It is expressly agreed that the whole of the indebtedness evidenced by this Grid Note shall immediately become due and payable, at the option of the Lender, on the happening of any default or event constituting an event of default hereunder (each an “Event of Default”).

8) An Event of Default shall occur on: (i) the non-payment of any of the amounts due hereunder within five (5) Business Days after the date such payment is due and payable; (ii) dissolution or liquidation, as applicable, of the Borrower; (iii) any petition in bankruptcy being filed by or against the Borrower or any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Borrower either through reorganization, composition, extension or otherwise; provided, however, that Borrower shall have a sixty (60) day grace period to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such sixty (60) day grace period, the Lender shall not be obligated to make draws hereunder and the Lender may seek adequate protection in any bankruptcy proceeding; (iv) the making by the Borrower of an assignment for the benefit of creditors, calling a meeting of creditors for the purpose of effecting a composition or readjustment of its debts, or filing a petition seeking to take advance of any other law providing for the relief of debtors; (v) any seizure, vesting or intervention by or under authority of a government, by which the management of the Borrower, is displaced or its authority in the conduct of its business is curtailed; (vi) the appointment of any receiver of any material property of the Borrower; (vii) if any warranty, representation, statement, report or certificate made now or hereafter by Borrower to Lender pursuant hereto is untrue or incorrect in any material respect at the time made or delivered; (viii) the Borrower shall contest, dispute or challenge in any manner, whether in a judicial proceeding or otherwise, the validity or enforceability of any material provision set forth herein or any transaction contemplated in this Grid Note; or (ix) if there shall be a material adverse change in the business plan or prospects of Borrower in the reasonable opinion of Lender.

9) Representations:  In consideration of the commitment by SIC II to make the loan evidenced by theOriginal Note, the Borrower issued to SIC II Five Million(5,000,000) shares of Borrower’s common stock, $0.001 par value, (the “Common Shares”) and in connection therewith SIC II and, to the extent applicable as set forth below when Borrower is named,Borrower made, and hereby reaffirm, the following representations:

(a) Organization; Authority.  SIC II is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.

(b) No Public Sale or Distribution.  SIC II has acquired the 5,000,000 shares of the Company’s common stock (such 5,000,000 shares are referred to herein as the “Common Shares”) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “1933 Act”); provided, however, by making the representations herein, SIC II does not agree, or make any representation or warranty, to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. SIC II does not have any agreement or understanding with any person or entity to distribute any of the Common Shares in violation of applicable securities laws.

(c) Accredited Investor Status.  SIC II is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. SIC II understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and SIC II’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of SIC II set forth herein in order to determine the availability of such exemptions and the eligibility of SIC II to acquire the Common Shares.

(e) Information. SIC II and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Shares which have been requested by SIC II.  SIC II and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  SIC II understands that its acquisition of the Common Shares involves a high degree of risk. SIC II has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares.

(f) No Governmental Review.  SIC II understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the acquisition of the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(g) Transfer or Resale. SIC II understands that: (i) the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) SIC II shall have delivered to the Company an opinion of counsel to SIC II, in form and substance acceptable to the Company, to the effect that the Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of the Common Shares made in reliance on Rule 144 promulgated under the 1933 Act (or the successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Common Shares under circumstances in which the seller (or the person or entity through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder; and (iii) neither the Company nor any other person or entity is under any obligation to register any of the Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Viggle and SIC II and constitutes the legal, valid and binding obligations of Viggle and SIC II enforceable against the other in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by Viggle and SIC II of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Viggle or SIC II, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Viggle or SIC II is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to Viggle or SIC II, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Viggle or SIC II to perform its obligations hereunder.

(j) Experience. SIC II,either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment. SIC II is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment.

(k) General Solicitation.  SIC II is not acquiring the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

10) Reissuance of this Note.

(a) Transfer. If this Note is to be transferred, the Lender shall surrender this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender a new Note (in accordance with Section 10(d)), registered as the Lender may request, representing the outstanding principal being transferred by the Lender and, if less than the entire outstanding principal is being transferred, a new Note (in accordance with Section 10(d)) to the Lender representing the outstanding principal not being transferred. The Lender and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 1 following payment of any portion of this Note, the outstanding principal represented by this Note may be less than the principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to the Borrower in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Lender a new Note (in accordance with Section 10(d)) representing the outstanding principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Lender at the principal office of the Borrower, for a new Note (in accordance with Section 10(d)) and in principal amounts of at least $5,000,000) representing in the aggregate the outstanding principal of this Note, and each such new Note will represent such portion of such outstanding principal as is designated by the Lender at the time of such surrender.

(d) Issuance of New Note. Whenever the Borrower is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 10(a) or Section 10(c), the principal designated by the Lender which, when added to the principal represented by the other new Note issued in connection with such issuance, does not exceed the principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the issuance date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid interest and late charges on the principal and interest of this Note, from the issuance date.

11) Security.Subject to the terms of the Subordination Agreement, this Note and the Other Notes are secured to the extent, and in the manner, set forth in the Security Agreement dated as of the date hereof made by the Borrowerand its subsidiaries in favor of the Collateral Agent for the benefit of the Lender and the other holders of notes described therein.

12) Governing Law. This Grid Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its rules on conflicts of laws.

13) No Waiver. No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

14) Costs and Expenses. Borrower shall reimburse the Lender for all costs and expenses incurred by the Lender in connection with the enforcement of this Grid Note or any document, instrument or agreement relating thereto.

15) Amendments. No amendment, modification, or waiver of any provision of this Grid Note nor consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16) Successors and Assigns. This Grid Note shall be binding upon Borrower and the Lender and their respective heirs, legal representatives, successors and assigns and the terms hereof shall inure to the benefit of Lender and its successors and assigns, including subsequent holders hereof.

17) Severability. The provisions of this Grid Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Grid Note in any jurisdiction.

18) Entire Agreement. This Grid Note sets forth the entire agreement of Borrower and the Lender with respect to this Grid Note and may be modified only by a written instrument executed by Borrower and the Lender.

19) Headings. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Grid Note.

20) Jurisdiction; Service of Process. Borrower agrees that in any action or proceeding brought on or in connection with this Grid Note (i) any New York State or Federal court sitting in New York County, New York, shall have jurisdiction of any such action or proceeding, (ii) service of any summons and complaint or other process in any such action or proceeding may be made by the Lender upon Borrower by registered or certified mail directed to Borrower at its address referenced above, Borrower hereby waiving personal service thereof, and (iii) within thirty (30) days after such mailing Borrower shall appear or answer to any summons and complaint or other process, and should Borrower fail to appear to answer within said thirty day period, it shall be deemed in default and judgment may be entered by the Lender against Borrower for the amount as demanded in any summons or complaint or other process so served.

21) WAIVER OF THE RIGHT TO TRIAL BY JURY. BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, IN ANY MANNER CONNECTED WITH THIS GRID NOTE OR ANY TRANSACTIONS HEREUNDER. NO OFFICER OF THE LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

[Reminder of Page Intentionally Left Blank; Signature Page to Follow]]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Note to be duly executed as of the date first written above.

VIGGLE INC.

By:
Name:	Mitchell J. Nelson
Title:	Executive Vice President

SILLERMAN INVESTMENT COMPANY II, LLC

By:
Name:	Robert FX Sillerman
Title:	Member-Manager

SCHEDULE TO LINE OF CREDIT GRID PROMISSORY NOTE

Borrower:  Viggle Inc.

Date:  March [__], 2013

Loan Number	Date of draw	Commitment Amount	Amount of draw	Maturity Date	Interest Rate	Interest Due upon Maturity Date	Amount Paid	Date Payment

EXHIBIT A

FUNDING MEMORANDUM

_________ __, 2013

____________________
____________________
____________________

Dear ____________________:

We hereby request that you make available in our account No. _____________ the amount of $______________, and which shall constitute a draw under the Line of Credit Grid Note made by Viggle Inc. (“Borrower”) to the order of Sillerman Investment Company II, LLC  (the “Lender”) dated as of February 11, 2013 (as amended from time to time, the “Grid Note”).

Under the Grid Note, the Lender is authorized to enter and record on the schedule attached thereto (i) the loan number, (ii) the date of each draw, (iii) the Commitment Amount, (iv) the dollar amount of the draw, (v) the Maturity Date of the draw, (vi) the interest rate, (vii) interest due on Maturity Date, (viii) each payment of any draw and (ix) date of payment, without any further authorization on the part of Borrower.

Borrower represents, warrants and certifies to Lender as follows:

(a) there does not exist any known deficiency in any of the documents identified in this Funding Memorandum, and Borrower agrees that any deficiencies subsequently discovered will be promptly reported to the Lender;

(b) both before and after funding the draw requested hereunder Borrower is not in default, no Event of Default exists, and no Event of Default shall result from the making of the draw requested hereunder;

(c) all of the representations and warranties of Borrower contained herein shall be true and correct in all material respects to the same extent as though made on and as of any making of the draw requested hereunder;

(d) after giving effect to the amount of the requested draw, the aggregate amount of outstanding draws under the Facility shall not exceed $25,000,000;

(e) all amounts available for borrowing under the Deutsche Loan Agreement have been fully drawn by the Borrower, or the Deutsche Loan Agreement has been terminated;

(f) after giving effect to the amount of the requested draw, the aggregate principal amount outstanding under the Deutsche Loan Agreement, when added to the principal amount outstanding under the Grid Note, does not exceed $25,000,000.00 in the aggregate; and

(g) Borrower has drawn first under the Deutsche Loan Agreement to the full extent of amounts available thereunder before it has drawn under this Grid Note or any other credit facility.

(i) The Board of Directors of Borrower has adopted a resolution exempting Lender from the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, provided by Rule 16b-3 promulgated thereunder relating to the issuance of warrants in accordance with the provisions of Section 4(c) of the Amended and Restated Line of Credit Grid Promissory Note and the warrants to be issued upon the draw will be so issued upon funding of the draw.

Very truly yours,

Viggle Inc.

By:
Name:
Title:

EXHIBIT B

FORM OF RESOLUTION

Rule 16b-3 Approvals.

WHEREAS, (i) Robert F.X. Sillerman (“Mr. Sillerman”) is a director of the Corporation and (ii) the Board, on behalf of the Corporation, previously agreed, acknowledged and determined that Sillerman Investment Company II, LLC (“SIC II”) is (and continues to be), for purposes of the exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided by Rule 16b-3 promulgated thereunder (“Rule 16b-3”), a director by deputization of the Corporation.

WHEREAS, the Board deems it is in the best interest of the Corporation and its shareholders to approve, for purposes of securing for each of Mr. Sillerman and SIC II, the exemption provided by Rule 16b-3 with respect to each acquisition (including, without limitation, purchase), disposition (including, without limitation, sale), cancellation, re-grant, deemed acquisition (including, without limitation, deemed purchase), deemed disposition (including, without limitation, deemed sale), deemed cancellation, deemed re-grant and other transaction described in Annex A attached hereto, and any other acquisition (including, without limitation, purchase), disposition (including, without limitation, sale), cancellation, re-grant, deemed acquisition (including, without limitation, deemed purchase), deemed disposition (including, without limitation, deemed sale), deemed cancellation, deemed re-grant and other transactions contemplated by the terms of the Warrants, relating to all Common Stock, warrants and other equity securities of the Corporation (including, without limitation, any derivative securities that may result therefrom or be related thereto) (collectively, the “Transaction Securities”).

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves, for purposes of Rule 16b-3, all transactions by each of Mr. Sillerman and SIC II described in Annex A attached hereto relating to the Warrants to be issued to SIC II (including, without limitation, as contemplated by the Warrants, the acquisition (including, without limitation, purchase), disposition (including, without limitation, sale), cancellation, re-grant, deemed acquisition (including, without limitation, deemed purchase), deemed disposition (including, without limitation, deemed sale), deemed cancellation, deemed re-grant and other transactions (and, without limitation, any transactions resulting from any amendment, exchange, conversion, exercise, adjustment or other transaction contemplated by the Warrants) of any Transaction Securities, all as described generally in Annex A attached hereto)), it being understood that such approval is given, without limitation, for purposes of securing an exemption for each such acquisition (including, without limitation, purchase), disposition (including, without limitation, sale), cancellation, re-grant, deemed acquisition (including, without limitation, deemed purchase), deemed disposition (including, without limitation, deemed sale), deemed cancellation, deemed re-grant or other transaction from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

FURTHER RESOLVED, that the Board hereby approves (without any requirement for subsequent action by the Board or any committee thereof in any specific case) all acquisitions (including, without limitation, purchases), dispositions (including, without limitation, sales), cancellations, re-grants, deemed acquisitions (including, without limitation, deemed purchases), deemed dispositions (including, without limitation, deemed sales), deemed cancellations, deemed re-grants or other transactions that may be effected automatically or otherwise pursuant to the terms of such Transaction Securities (including, without limitation, exercises, price resets, price adjustments, share adjustments, anti-dilution adjustments, redemptions, purchases and the withholding and/or delivery of shares to pay exercise prices), it being the intention of the Board that all such transactions be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

FURTHER RESOLVED, that the Board may provide such further specific approval of other acquisitions (including, without limitation, purchases), dispositions (including, without limitation, sales), cancellations, re-grants, deemed acquisitions (including, without limitation, deemed purchases), deemed dispositions (including, without limitation, deemed sales), deemed cancellations, deemed re-grants and other transactions involving Mr. Sillerman and/or SIC II and the Transaction Securities as may be deemed necessary, appropriate or advisable to secure an exemption under Rule 16b-3.

Annex A

Rule 16b-3 Approvals

Name	Description of Transaction
Mr. Sillerman and SIC II (1) (2)	Acquisitions of the Warrants
Acquisitions and dispositions of shares of Common Stock issuable upon exercise of the Warrants
Acquisitions and dispositions of all or any portion of the Warrants and shares of Common Stock pursuant to Section 2 thereof
Acquisitions and dispositions of all or any portion of the Warrants and shares of Common Stock pursuant to Section 3 thereof
Acquisitions and dispositions of shares of Common Stock and all or any portion of the Warrants resulting from the application of any provisions of Section 7 of the Warrants
Dispositions of shares of Common Stock and all or any portion of the Warrants resulting from the application of any provisions of Section 8 of the Warrants

Footnotes:

(1)
Mr. Sillerman is a director of the Corporation and SIC II is a director of the Corporation by deputization for purposes of Section 16 of the Exchange Act, and the Board hereby approves, for purposes of Rule 16b-3, without limiting the approval by the Board of any other acquisition (including, without limitation, purchase), disposition (including, without limitation, sale), cancellation, re-grant, deemed acquisition (including, without limitation, deemed purchase), deemed disposition (including, without limitation, deemed sale), deemed cancellation, deemed re-grant or other transactions intended to be encompassed by these resolutions, the transactions set forth opposite the name of Mr. Sillerman and SIC II in the table above.

(2)	Each of Mr. Sillerman and SIC II disclaims beneficial ownership of any securities of the Corporation in which it does not have a pecuniary interest.

EXHIBIT C

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAW OR ANY OTHER SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

VIGGLE INC.
WARRANT

CUSIP No. Warrant No. _________	Dated: [__________________]

Holder: [______________________________________]

Number of Shares:  [_______________] (__________)

Viggle Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, the holder whose name appears above or its registered assigns (“Holder”), is entitled, subject to the terms set forth herein, to purchase from the Company up to the total number of shares appearing above of Common Stock, $0.001 par value (including any class of common equity of the Company or any successor  company for which such Common Stock becomes exchangeable or into which it becomes convertible, directly or indirectly, pursuant to any reorganization, recapitalization, reclassification, merger, combination, share exchange or similar transaction as provided in Section 3, the “Common Stock”), of the Company (each such share, a “Warrant Share”), at an exercise price equal to $1.00 per share (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time from and after this date through and including [date that is five years from date of issue] or earlier as provided herein (the “ Expiration Date ”), and subject to the following terms and conditions:

1.           Registration of Warrant .  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2.           Registration of Transfers and Exchanges .

(a)           The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto appropriately completed and duly executed by the Holder or its duly authorized agent, to the Company at the office specified in or pursuant to Section 3(b) and upon the Holder's compliance with Section 4, provided that such transfer is made in compliance with the Securities Act and state securities laws.  Upon any such registration of transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee (a “Transferee” ) and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the Transferee thereof shall be deemed the acceptance of such Transferee of all of the rights and obligations of a holder of a Warrant.  Notwithstanding anything to the contrary contained in this Section 2(a), a transfer of any portion of this Warrant will not be effected until the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration under the Securities Act is not required in connection with such proposed transfer.

(b)           This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 3(b), for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.  Any such New Warrant shall be dated the date of such exchange.

3.           Duration, Exercise of Warrants and Redemption .

(a)           This Warrant shall be exercisable by the registered Holder on any day other than a Saturday, Sunday or legal holiday on which the commercial banks in the City of New York, New York, are required or permitted by law to remain closed (a “ Business Day ”), at any time and from time to time on or after 5:00 p.m., New York City time, [date of issuance] to and including [five years from date of issuance].   At 5:00 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)           The Holder may exercise this Warrant by—

(i)           delivering the Form of Election to Purchase attached hereto appropriately completed and duly executed, to the Company at its office at 902 Broadway, New York, New York 10010, or at such other address as the Company may specify in writing to the then registered Holder,

(ii)          surrendering this Warrant to the Company, properly endorsed by the Holder and

(iii)           tendering payment for the number of the Warrant Shares that the Holder intends to purchase in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, of an amount of consideration equal to the Exercise Price in effect on the Date of Exercise multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder.

Upon proper exercise of this Warrant by the Holder, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, one or more certificates representing, in the aggregate, the number of Warrant Shares issuable upon such exercise, free of restrictive legends other than as required by this Warrant or by law.  Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly executed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

(c)           This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.  If this Warrant is exercised for less than all of the Warrant Shares which may be purchased under this Warrant, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

(d)           The certificate or certificates for Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted (unless registered under the Securities Act) with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

4.           Payment of Taxes.  The Company shall pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration or issue of any certificates for Warrant Shares or Warrants in a name other than that of the registered Holder of the Warrant surrendered, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not required to be paid.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

5.           Replacement of Warrant .  If this Warrant is mutilated, lost, stolen or destroyed, the Company may in its discretion issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of such mutilated warrant or evidence reasonably satisfactory to the Company of such loss, theft or destruction.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures, pay such reasonable charges and provide such indemnity as the Company may prescribe.

6.           Reservation of Warrant Shares .  The Company covenants that it shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders (taking into account the adjustments and restrictions of Section 7).  The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly authorized, validly issued and fully paid and nonassessable.  The Company shall provide for and maintain the listing of the Common Stock, including the Warrant Shares, upon any securities exchange or interdealer quotation system, if any, which is the principal exchange or system on which the Common Stock is then traded or listed.

7.           Certain Adjustments .  The Exercise Price payable upon exercise of this Warrant is subject to adjustment from time to time as set forth in this Section 7.  Upon each such adjustment of the Exercise Price pursuant to this Section 7, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price then in effect pursuant hereto, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(a)           Stock Splits and Combinations .  If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to equal the price obtained by multiplying the Exercise Price in effect immediately prior to the effective date of such subdivision or combination by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)           Reclassification .  In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or as a result of a subdivision or combination covered by Section 7(a), but including any change in the shares into one or more classes or series of shares), then the Holder shall have the right thereafter to exercise this Warrant only for the shares of stock and other securities of the Company and property receivable by holders of Common Stock following such reclassification or change, and the Holder shall thereafter upon exercise of this Warrant be entitled to receive such amount of securities or property attributable to the number of Warrant Shares such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to such action.  The terms of any such reclassification or other change shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 7(b) upon any exercise following any such reclassification or other action.

(c)           Merger, Consolidation, Etc.    If (A) any person (the “ Acquirer ”) directly or indirectly acquires the Company in a transaction in which the Company is merged with or into or consolidated with another person or (B) the Company sells or conveys all or substantially all of its assets to another person (unless, subsequent to such merger, consolidation or other transaction, the Company is the surviving entity and the stockholders of the Company immediately prior to the transaction constitute at least a majority of the stockholders of the Company following the transaction, this Section 7(c) shall not apply with respect to such merger, consolidation or other transaction) (such merger, consolidation or other transaction referred to hereinafter as a “ Change ”), then, upon exercise of this Warrant at any time after the consummation of the Change but prior to the Expiration Date, in lieu of the Warrant Shares (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Change, the Holder shall be entitled to receive such Warrant Shares or other securities, cash, assets or any other property whatsoever which such Holder would have been entitled to receive after the occurrence of such Change had this Warrant been exercised immediately prior to such Change.  As a condition to the consummation of such Change, the Company shall take all reasonable steps to cause the Acquirer to execute and deliver to the Holder of this Warrant a written instrument in which the Acquirer assumes all of the obligations under this Warrant and any adjustments to the Warrant as assumed by the Acquirer that may occur subsequent to the effective date of such Change shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7 of this Warrant.

The Company shall give written notice of any Change to the Holder, in accordance with Section 7(e), at least ten Business Days prior to the effective date of the Change.   The Company’s failure to give notice required by this Section 7(c) or any defect therein shall not affect the validity of the Change covered by this Section 7(c).  However, if the Company fails to give notice, the responsibilities of the Company with respect to this Section 7(c) shall be assumed by the Acquirer and nothing in this paragraph shall prejudice the rights of the Holder pursuant to this Warrant.

(d)           All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(i)           the approval of any stockholders of the Company shall be required in connection with any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or as a result of a subdivision or combination, but including any change in the shares into one or more classes or series of shares); or

(ii)           the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such reclassification or change, or dissolution, liquidation or winding up is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification or change, dissolution, liquidation or winding up; provided , however , that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(f)           Notice of Adjustments .  The Company shall promptly, and in any event within ten (10) Business Days, notify the Holder of this Warrant of any adjustment in the Exercise Price or number of Warrant Shares issuable upon the exercise of this Warrant pursuant to the provisions of this Section 7.  Such notice shall be in writing and shall set forth, in reasonable detail, the reason for such adjustment and the calculation thereof.  No defect in such notice, or in the mailing thereof, shall affect any such adjustment or the rights of the Holder hereunder.

8.           Fractional Shares .  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Market Price of one share of Common Stock on the Date of Exercise of such Warrant multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

9.           Registration Rights .  If at any time hereafter, the Company proposes to register any shares of its Common Stock or other company securities with the Securities and Exchange Commission (the “ SEC ”), other than a registration statement on Form S-4 or S-8 or any similar of successor form relating to securities to be issued under any employee benefit plan or in connection with the direct or indirect acquisition by the Company of any other company or entity, whether or not for its own account, the Company shall give prompt written notice to the Holder at least ten days prior to the filing date of the registration statement relating to such registration, which notice shall offer the Holder the opportunity to include in such registration statement the Warrant Shares.  The Holder shall have five days after such notice to elect, by notice to the Company, to have the Warrant Shares included in such registration statement.  If the Holder so elects, the Company will use all commercially reasonable efforts to effect the registration of the Warrant Shares in such registration statement.

10.         Notices .  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 11 prior to 4:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 10 later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:  (1) if to the Company, to Viggle Inc., at the address of its chief executive offices, Attention: Chief Executive Officer or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 11.

11.         Miscellaneous .

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, except that the obligations of the Company hereunder shall not be assigned except by operation of law.  This Warrant may be amended only in writing duly executed by the Company and the Holder.

(b)           Subject to Section 12(a), nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and its successors and assigns.

(c)           This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely in such State.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions or interpretation of this Warrant.

(e)           This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

(f)            In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties shall attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(g)           Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as stockholders in respect of the meetings of stockholders or the election of members of the Board of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

[THIS SPACE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer on the date first written above.

VIGGLE INC.

By:
Name:
Title:

FORM OF ELECTION TO PURCHASE
(To be executed by the Holder to exercise the right to purchase shares of
Common Stock under the Warrant)

To Viggle Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase  _____________ shares of Common Stock, $0.001 par value  (“ Common Stock ”), of Viggle Inc. and encloses herewith $________ in cash or certified or official bank check or checks or wire transfer of immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER

(Please print name and address)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated: _________________________ ,	_______________________________________________
(Signature) ______________________________________
(Print) __________________________________________
(By:) ___________________________________________
(Name:) _________________________________________
(Title:) __________________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ELECTION TO TRANSFER

[To be completed and executed only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase  ____________ shares of Common Stock of Viggle Inc. to which the within Warrant relates, together with all title and interest therein, and hereby irrevocably appoints ________________ attorney to transfer said right on the books of Viggle Inc. with full power of substitution in the premises.

Dated:_______________, ____ 20__

(Signature must conform in all respects to name of holderas specified on the face of the Warrant)

Address of Transferee

In the presence of:

__________________________________